Exhibit 1
MARTIN E. FRANKLIN
May 16, 2010
To: Stockholder Parties to Voting Agreement dated June 22, 2007, as amended

Re:	Withdrawal Notice in Accordance with Section 9.13 of the Voting Agreement

Dear Stockholder:
     Reference is made to the Voting Agreement, dated June 22, 2007, as amended (the “Voting Agreement”), between you and the other Stockholder Parties (as defined in the Voting Agreement). Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such term in the Voting Agreement.
     Pursuant to Sections 9.12 and 9.13(b) of the Voting Agreement, this letter is to notify you that the undersigned, Martin E. Franklin, hereby withdraw from the Voting Agreement with immediate effect.
     By signing and returning this letter, you hereby agree and acknowledge my withdrawal and agree to waive the 30-day withdrawal notice period prescribed by Section 9.13(b) of the Voting Agreement. This letter may be executed in counterparts, with each such counterpart, when taken together, constituting one and the same original.
Yours sincerely,

/s/ Martin E. Franklin
Martin E. Franklin

ACKNOWLEDGED and AGREED:

/s/ Noam Gottesman
Noam Gottesman

/s/ Pierre Lagrange
Pierre Lagrange

/s/ Emmanuel Roman
Emmanuel Roman

/s/ Leslie J. Schreyer
Leslie J. Schreyer, in his capacity as
trustee of the Gottesman GLG Trust

/s/ Jeffrey A. Robins
Jeffrey A. Robins, in his capacity as
trustee of the Roman GLG Trust

JACKSON HOLDING SERVICES INC.

By:	/s/ Jeffrey A. Robins
	Name:	Jeffrey A. Robins
	Title:	Director

[Withdrawal Notice]

G&S TRUSTEES LIMITED, IN ITS CAPACITY AS TRUSTEE OF THE LAGRANGE GLG TRUST

By:	/s/ Nigel Bentley
	Name:	Nigel Bentley
	Title:	Director

POINT PLEASANT VENTURES LTD.

By:	/s/ Nigel Bentley
	Name:	Nigel Bentley
	Title:	Director

LAVENDER HEIGHTS CAPITAL LP
By: Mount Garnet Limited, its general partner

By:	/s/ Leslie J. Schreyer
	Name:	Leslie J. Schreyer
	Title:	Director

SAGE SUMMIT LP
By: Sage Summit Ltd., its general partner

By:	/s/ Leslie J. Schreyer
	Name:	Leslie J. Schreyer
	Title:	Director

GLG PARTNERS, INC.

By:	/s/ Alejandro San Miguel
	Name:	Alejandro San Miguel
	Title:	General Counsel and Corporate Secretary

[Withdrawal Notice]